                                                                  EXHIBIT 10.31


                         RESTRICTED PROPERTY AGREEMENT
                         -----------------------------
                               (Not Transferable)



This Agreement, by and between LEAR CORPORATION, a Delaware corporation (the "Company"), pursuant to action of the Lear Corporation Compensation Committee (the "Committee"), and Robert E. Rossiter (the "Employee"), is made and entered into as a separate inducement in connection with the Employee's employment and not in lieu of any salary or other compensation for the Employee's services, awarding to the Employee the property listed in Schedule A hereto, which is hereby incorporated by reference, (the "Restricted Property") pursuant to and subject to the Terms and Conditions attached hereto, which constitute the entire understanding between the Company and the Employee with respect to this Restricted Property Agreement.

This Agreement executed as of December 17th, 1997 (the "Grant Date").

                                       LEAR CORPORATION

                                           /s/ Joseph F. McCarthy
                                       By  --------------------------------
                                           Joseph F. McCarthy
                                       Its:  Secretary


                                       and

                                           /s/ Robert E. Rossiter
                                       By --------------------------------
                                           Robert E. Rossiter

            TERMS AND CONDITIONS OF RESTRICTED PROPERTY AGREEMENT

     The term "Affiliate" shall mean any corporation (or partnership, joint venture, or other enterprise), of which the Company owns or controls, directly or indirectly, at least 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

     1. The Employee hereby appoints the Secretary or any Assistant Secretary of the Company, or their delegate (the "Agent"), as agent for the purpose of receiving the property transferred pursuant to paragraph 2 and directs the Agent to hold the property under the terms of and subject to the conditions of this Agreement. The Employee agrees that the Agent shall be empowered to take any action necessary to fulfill the Employee's obligations under the escrow requirements of this Agreement, including, if necessary, the redelivery of forfeited Restricted Property pursuant to paragraph 6 of this Agreement.

     2. The Company shall transfer, or cause to be transferred the property listed in Schedule A in the name of the Employee representing the Restricted Property to the Agent in escrow as soon as practicable after execution by both parties of this Agreement. The Company and the Employee agree that the transfer of such property shall constitute the legal equivalent of delivery to the Employee.

     3. The Employee agrees that the Restricted Property may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of until the conditions set forth in paragraph 4 satisfied.

     4. The restrictions on the Restricted Property set forth in paragraph 3 hereof shall lapse as to any portion of the Restricted Property on the first business day after the Committee (or any successor to the Committee) from time to time, in its sole discretion, approves the release of the restrictions set forth in paragraph 3 with respect to such portion of the Restricted Property. Subject to the discretion of the Committee, the restrictions with respect to a portion of the Restricted Property with a value of $300,000 shall lapse during each of May, 1998, May, 1999 and May, 2000. Notwithstanding the foregoing, if prior to January 1, 2001 the restrictions set forth in paragraph 3 have not been released as to a portion of the Restricted Property, such restrictions shall not lapse with respect to such property and it shall be forfeited pursuant to paragraph 6 hereof.

     5. Upon the lapse of restrictions set forth in paragraph 3, the Agent shall transfer, or cause to be transferred, the portion of the Restricted Property representing the property released from restrictions to the Employee or his legal representative as soon as practicable after the lapse of such restrictions.

     6. The Employee agrees that upon his termination from the Company and its Affiliates for any reason (including retirement, death or disability) he shall forfeit any rights he may have to the Restricted Property remaining subject to the restrictions set forth in paragraph 3 when he terminates from the Company and its Affiliates. Upon such a forfeiture of rights, the forfeited property shall revert to the Company on the day following the event of forfeiture and the Employee directs the Agent to retransfer such Restricted Property to the Company.

     7. Until such time as the Employee may forfeit any rights he may have under this Agreement in accordance with paragraph 6, the Employee shall be the owner of record for all purposes with respect to the Restricted Property and shall have all rights of an owner of such property, including the right to vote the Restricted Property at any meeting of the owner of such property and the right to receive all dividends declared and paid with respect to the Restricted Property, subject only to the restrictions imposed by this Agreement. If the Employee forfeits any rights he may have with respect to the Restricted Property in accordance with paragraph 6, the Employee shall, on the day following the event of forfeiture, no longer have any rights as an owner with respect to the Restricted Property or any interest therein and the Employee shall no longer be entitled to receive dividends on Restricted Property. In the event that for any reason the Employee shall have received dividends upon Restricted Property after such forfeiture, the Employee shall repay to the Company an amount equal to such dividends.

     8. If as a result of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other event, the Employee shall, as the owner of the Restricted Property, be entitled to new or additional stock or different stock or securities, such new or additional stock or different stock or securities shall be deemed to be "Restricted Property" for all purposes of this Agreement. The Agent shall hold such new or additional property or different property pursuant to the terms and conditions of this Agreement.

     9. Each of the parties hereto agrees to execute and deliver all consents and other instruments and take all other actions deemed necessary or desirable by counsel for the Company to carry out each provision of this Agreement.

     10. This Agreement shall be administered by the Committee, which Committee (unless otherwise determined by the Board) shall satisfy the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act and the "outside director" provisions of
Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor regulations or provisions. All determinations and decisions made by the Committee pursuant to the provisions of this Agreement shall be final, conclusive and binding on all persons, including the Company, its Board of Directors, its stockholders, all Affiliates, the Employee, and his estate and beneficiaries.

     11. The Committee may at any time and from time to time, alter, amend, modify or terminate the Agreement in whole or in part. Notwithstanding the foregoing, no modification of the Agreement shall, without the written consent of the Employee, alter or impair his rights under this Agreement.

     12. The Company shall have the power and the right to deduct or withhold, or require the Employee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. The Company and any Affiliate shall have the right to retain a portion of the Restricted Property that is distributable to the Employee hereunder to the
extent necessary to satisfy any withholding taxes,      whether federal or
state, triggered by the distribution of such property under this Agreement.

     13. Each person who is or has been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Agreement and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     14. All obligations of the Company under the Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

     15. This Agreement is not a contract of employment, and no terms of employment of the Employee shall be affected in any way by this Agreement or related instruments except as specifically provided therein. This Agreement shall not be construed as conferring any legal rights upon the Employee for a continuation of employment, nor shall it interfere with the right of the Company or any Affiliate to discharge the Employee and to treat him without regard to the effect that such treatment might have upon him under this Agreement.

     16. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, P. O. Box 5008, Southfield, Michigan, 48086-5008, Attention:
Joseph F. McCarthy and, in the case of the Employee, to its address set forth on the signature page hereto or, in each case, to such other address as may be designated in a notice given in accordance with this Section.

     17. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of law rules.

                                   SCHEDULE A
                          LIST OF RESTRICTED PROPERTY






                  1,500,000 Share of Smith Barney Money Funds
                            Cash Portfolio Class - A